EXHIBIT 23.1
                                  ------------


                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-43626 of SVI Holdings, Inc. on Form S-3 of our report dated July 13, 2000, appearing in the Annual Report on Form 10-K of SVI Holdings, Inc. for the year ended March 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP

San Diego, California
October 13, 2000